Coopers & Lybrand L.L.P.  a professional services firm


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Form S-8 of our report dated February 8, 1997, on our audit of the consolidated financial statements of Bay Area Bancshares as of December 31, 1996 and for the year then ended, appearing in the Annual Report on Form 10-K of Bay Area Bancshares for 1996.

/s/Coopers & Lybrand L.L.P.

San Francisco, California
March 13, 1998


Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association